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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  November 24, 1997

                          Communications Central Inc.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)


Georgia                                  0-22730              58-1804173
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(State or other jurisdiction    (Commission File Number)  (IRS Employer
of incorporation)                                         Identification No.)


1150 Northmeadow Parkway, Suite 118, Roswell, Georgia            30076
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(Address of principal executive officers)                      (Zip Code)

     Registrant's telephone number, including area code:  (404) 442-7300

                                 Not applicable
                               ------------------
          (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     Execution of Agreement and Plan of Merger
     -----------------------------------------

     On November 24, 1997, Communications Central Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Davel Communications Group, Inc., an Illinois corporation ("Davel"), and Panther Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Davel ("Newco"). Pursuant to the Merger Agreement, Davel will acquire all of the issued and outstanding shares of the common stock, $.01 par value per share (the "Common Stock") of the Company (including the associated rights to purchase shares of Common Stock) at a price of $10.50 per share in cash, and assume the Company's outstanding debt. At the Effective Time (as defined in the Merger Agreement), Newco shall be merged (the "Merger") with and into the Company in accordance with the Georgia Business Corporation Code.

     The Merger is scheduled to close by February 27, 1998 and is subject to certain closing conditions including the approval of the Company's shareholders, the receipt of required regulatory approvals, the consent of the Company's principal lender, and the execution of employment contracts with certain members of the Company's management team.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    COMMUNICATIONS CENTRAL INC.



Date:  December 2, 1997             /s/ Rodger L. Johnson
                                    -------------------------------------
                                    Rodger L. Johnson
                                    President and Chief Executive Officer
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                                EXHIBIT INDEX
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Exhibit No.    Description of Exhibit
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99.1           Agreement and Plan of Merger, dated November 24, 1997, by and between Communications Central Inc., Davel Communications Group, Inc., and Panther Acquisition Corp.